UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2018
_____________________
SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Sabre Credit Agreement
On March 2, 2018, Sabre GLBL Inc. (the “Borrower”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Corporation,” “we,” “us,” or “our”), Sabre Holdings Corporation (“Holdings”) and the several guarantors thereunder entered into the Term Loan B Refinancing Amendment (as defined below), dated March 2, 2018, amending the Borrower’s senior secured credit facilities. The Term Loan B Refinancing Amendment was entered into pursuant to that certain Amended and Restated Credit Agreement, dated as of February 19, 2013 (as further amended on September 30, 2013, February 20, 2014, July 18, 2016, February 22, 2017 and August 23, 2017, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, the other parties thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”).
The Fifth Term B Loan Refinancing Amendment to the Credit Agreement among the Borrower, Holdings, each of the other Loan Parties (as defined in the Credit Agreement) party thereto, the Administrative Agent and the 2018 Other Term B Lenders (as defined therein) party thereto (the “Term Loan B Refinancing Amendment”) provides dollar-denominated “Term Loan B” tranche of term loans in an aggregate principal amount of approximately $1.88 billion (the “2018 Other Term B Loans”), maturing on February 22, 2024, and amends certain provisions of the Credit Agreement. Pursuant to the Term Loan B Refinancing Amendment, interest rates for the Term Loan B tranche are calculated in accordance with the Credit Agreement, with the applicable interest rate margins reduced to 2.00% per annum for Eurocurrency rate loans and 1.00% per annum for base rate loans. The proceeds of the 2018 Other Term B Loans were used to pay off in full all $1.88 billion of the existing Term B Loans incurred prior to March 2, 2018 under the Credit Agreement.
The foregoing description of the Term Loan B Refinancing Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Term Loan B Refinancing Amendment, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On March 2, 2018, Sabre issued a press release announcing the Borrower’s entry into the Term Loan B Refinancing Amendment. A copy of this press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Fifth Term B Loan Refinancing Amendment to Amended and Restated Credit Agreement, dated March 2, 2018, among Sabre GLBL Inc., Sabre Holdings Corporation, each of the other Loan Parties party thereto, Bank of America, N.A., as Administrative Agent and the 2018 Other Term B Lenders party thereto.

99.1	Press release issued by Sabre Corporation on March 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 2, 2018	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer